PRESS RELEASE Contact: Bret J. Eckert 972-562-9473 February 17, 2022 Chief Financial Officer ENCORE WIRE ANNOUNCES EXPANDED STOCK REPURCHASE PLAN McKinney, TX - Encore Wire Corporation (NASDAQ Global Select: WIRE) announced today that the Company’s Board of Directors has authorized the Company to repurchase up to 2,000,000 shares of its common stock through March 31, 2023. Previously, the Company’s Board of Directors had authorized the Company to repurchase up to 1,000,000 shares under its stock repurchase plan. Daniel L. Jones, Chairman, President and Chief Executive Officer of Encore Wire Corporation, said, “We are pleased to announce an expansion of our share repurchase authorization following the most profitable year in our Company's history. Since inception, Encore Wire has prioritized strategically re-investing in our business. Our focus on organic growth, vertical integration and cost-reduction, while providing industry-leading customer service, has allowed us to thrive in the current operating environment. Our bolstered cash balance and strong free cash flow are now allowing us to enhance value creation and capital return for our shareholders.” Encore Wire Corporation is a leading manufacturer of a broad range of electrical building wire for interior wiring in commercial and industrial buildings, homes, apartments, and manufactured housing. The Company focuses on maintaining a high level of customer service with low-cost production and the addition of new products that complement its current product line.